Exhibit 99.1 FiscalNote Powering Better Policy Decisions with AI- Driven Insights June 11, 2025 © 2025 FiscalNote fiscalnote.com Footnote: Unless otherwise indicated, data presented herein is as of March 31, 2025.

Safe Harbor Statement Safe Harbor Statement Certain statements herein may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include: • FiscalNote’s concentration of revenues from U.S. government agencies, changes in the U.S. government spending priorities, dependence on winning or renewing U.S. government contracts, delay, disruption or unavailability of funding on U.S. government contracts, and the U.S. government’s right to modify, delay, curtail or terminate contracts; • FiscalNote’s ability to successfully execute on its strategy to achieve and sustain organic growth through a focus on its core Policy business, including risks to FiscalNote’s ability to develop, enhance, and integrate its existing platforms, products, and services, bring highly useful, reliable, secure and innovative products, product features and services to market, attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify other opportunities for growth; • FiscalNote’s future capital requirements, as well as its ability to service its repayment obligations and maintain compliance with covenants and restrictions under its existing debt agreements; • demand for FiscalNote’s services and the drivers of that demand; • the impact of cost reduction initiatives undertaken by FiscalNote; • risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions; • FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services, as well as obtain and maintain accurate, comprehensive, or reliable data to support its products and services; • FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration; • FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services; • potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers; • competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote; • FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries; • FiscalNote’s ability to retain or recruit key personnel; • FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts; • adverse general economic and market conditions reducing spending on our products and services; • the outcome of any known and unknown litigation and regulatory proceedings; • FiscalNote’s ability to maintain public company-quality internal control over financial reporting; and • FiscalNote’s ability to protect and maintain its brands and other intellectual property rights. These and other factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the Risk Factors sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made herein. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will occur or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.. FiscalNote assumes no obligation to update such information. © 2025 FiscalNote 2

Trademarks & Use of Data Trademarks FiscalNote owns or has rights to various trademarks, service marks and trade names it uses in connection with the operation of its businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with FiscalNote or an endorsement or sponsorship by or of FiscalNote. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, * or © symbols, but such references are not intended to indicate, in any way, that FiscalNote will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights. Use of Data This presentation contains information concerning FiscalNote’s products, services and industry, including market size and growth rates of the markets in which FiscalNote participates, that are based on industry surveys and publications or other publicly available information, other third-party survey data and research reports. This information involves many assumptions and limitations; therefore, there can be no guarantee as to the accuracy or reliability of such assumptions and you are cautioned not to give undue weight to this information. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. This modeling data is subject to change. FiscalNote has not independently verified this third-party information. Similarly, other third-party survey data and research reports commissioned by FiscalNote, while believed by FiscalNote to be reliable, are based on limited sample sizes and have not been independently verified by FiscalNote. In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which FiscalNote operates, and its future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by FiscalNote. FiscalNote assumes no obligation to update such information. © 2025 FiscalNote 3

WHAT WE DO Deliver subscription based access to essential and proprietary policy data, insights and workflow tools via an AI-driven SaaS platform 4 4

SECTION I: Products, Markets, and Customers © 2025 FiscalNote fiscalnote.com 5

Large Market With a Growing Need for Solutions Increasingly complex world of regulations and policy making Enterprise No such thing as an unregulated entity anymore Info Solutions 1 TAM: $314B Relevant professionals have increasing seniority and responsibility Legal & Use of technology and AI is expanding in a rapidly changing environment Regulatory Info 2 TAM: $40B Opportunity to disrupt manual workflow in large adjacencies Our Solution: An AI-powered platform that transforms uncertainty into insight. 1. Outsell: Market landscape (as of August 12, 2021), denotes estimated TAM in 2020. 2. Outsell: Market landscape (as of April 24, 2023) © 2025 FiscalNote 6

Our Customers – Sample Logos (as of 03/31/25) Non-Profits & Public Sector / Govt Orgs. Private Sector / Corporates NGOs CONSUMER & HEALTHCARE ENERGY FINANCE RETAIL TMT BUSINESS TRANSPORT EDUCATION SERVICES © 2025 FiscalNote 7

Our Customers At A Glance (as of 03/31/25)

Global Target Customers

1. Private Sector [~52%][1]
2. Public Sector [~22%][1]
3. Non-Profit / NGO [~26%][1]

End Users

- Legal
- Government Affairs
- External & Public Affairs
- Regulatory
- Market Access
- Risk

Customer Dynamics


FiscalNote
Powered by data and AI, analyzed by experts, our policy and global intelligence solutions help customers navigate today's complex world.

4,100+
Customers

92%
Subscription Revenue as % of Total Revenues

>50
Of Fortune 100

100+
Countries Legislative & Regulatory Monitoring

1. Indicates percentage of total revenues represented by each target customer segment, as of 1Q25.

© 2025 FiscalNote

FiscalNote 8

AI-Enhanced, SaaS-Based, Proprietary Information Services Business

FiscalNote provides policy and regulatory intelligence to enable actionable outcomes for customers globally.



DOC
Data Ingestion
AI
Analytics
ACTIONS
INSIGHTS
INFLUENCE

Combine Fragmented, Unstructured Public Data with Unique, Proprietary Analysis:
Leverage scattered global-to-local data sets that are cumbersome to obtain, and enhance with proprietary expert analysis

Create Insights:
Identify useful connections between data at scale to fill in knowledge gaps and provide value-add insights

Augment End-to-End Workflows:
Integrate AI seamlessly into existing human-driven processes with appropriate level of automation to reduce time and cost

Combining proprietary data, analytics, and workflows to drive actionable insights that enable customers to manage political and business risk.

© 2025 FiscalNote
FiscalNote 9

Proprietary Infrastructure and Expert Intelligence Differentiators that are more than a decade in the making Ingestion Processing Sources Merge Modular collection ● Multimodal data sources framework (text, audio, video) Normalize ● Government regulation, legislation, Smart Scrapers and policy data (local, state, federal) ● Data across countries, news, social, Clean financial documents Reprocessing ● Millions of documents in different formats (pdfs, text formats, multiple APIs Extract languages) ● Different structure of source sites, changing data Metadata Monitor Data augmented with proprietary AI and expert (human) insights, providing comprehensive and differentiated value for customers. © 2025 FiscalNote 10

How We Differentiate

An award-winning and unmatched combination of AI-powered technology, global policy expertise, and comprehensive data.



Automated
Human
Comprehensive
Responsive
Local to Global Data and SaaS Productivity Tools (Workflow, Reporting, CRM)
Objective, Unmatched Policy Intelligence and Expertise
FiscalNote
Proprietary AI Technology and Machine Learning Capabilities
Professional Services and Custom Engagements

FISCALNOTE DIFFERENTIATORS

Trustworthy Data and Intelligence
Comprehensive and real-time policy and regulatory intelligence tailored to specific industries and issues

AI-powered Technology and Workflow Tools
Advanced AI and machine learning technologies that provide intuitive insights and facilitate collaboration

Highly Valued Policy Analysis
Award-winning content and analysis includes deep coverage of US and EU policy changes

Professional Services
Customizable solutions that can be tailored to the specific needs and requirements of different organizations

© 2025 FiscalNote
FiscalNote 11

SECTION II: The Company © 2025 FiscalNote fiscalnote.com 12

Clear Priorities and Meaningful Progress Key Operating Objectives Demonstrating Rapid and Significant Progress ● Transformed Operations: FY24 $9.8M AEBITDA profit vs. FY22 $24.5M loss Expand Adjusted ● Consistency: 7 consecutive quarters of AEBITDA profitability EBITDA Margins Consistently and Rapidly ● AEBITDA Margin Expansion: More than double YoY on a pro forma basis ● Deleveraging: Senior debt reduced by 60% since December 31, 2023 Reduce Debt and ● FCF: TTM March 31, 2025 FCF improved by $70M compared to March 31, 2023 FCF Accelerating the Path to Positive Free Cash Flow ● Focus: Divested 4 non-core assets to streamline org and reinvest in growth ● Strong Foundation: 4,000+ customers today; increasing demand for our solutions Build Resilient ● AI Product Innovation: Replacing legacy, siloed products with new AI platform Foundation for Profitable, (launched Jan 2025, migration ongoing) Durable Growth ● Indicators of Success: High customer engagement on new platform and significant increase in multi-year commitments from new corporate customers 13

PolicyNote: AI-Driven Platform with Global Data and Proprietary Insights Built-in AI Summaries Chat-based, AI- Powered Search & Alerts Custom Dashboard & In-Depth Reporting Bill Q&A © 2025 FiscalNote 14

PolicyNote: Specialized AI For Policy “I don’t have the hours in a day to track everything...It used to take a lot of time and staff, but with PolicyNote, I can quickly summarize, put the issue in context, and see if the bill is being duplicated in other states.” “So we don’t have to read through the entire bill text…it’s adding that next layer down to save us time and efficiency.” “The AI intelligence tool is extremely helpful in summarizing legislation and understanding how it impacts the organization.” I'm very excited for AI reading the bill for me. So I don’t have to copy and paste it into chat gpt to figure out what [the bill] does…some of them are too long or it's subject matter policy that I am not well versed in. And so that is super helpful. © 2025 FiscalNote 15

How We Know It’s Working Key Indicators of Effectiveness Positive quantitative and qualitative feedback 75% 173% of cohort of highly at-risk customers Increase in share of ARR on became “engaged” following multiyear contracts for policy migration to PolicyNote information from new corporate customers (33% transformed into “power users”) Key usage and engagement metrics exceed or meet legacy products and relevant external benchmarks © 2025 FiscalNote 16

What the Impact Will Be Gross Retention New Logo Net Retention ● Higher ACV through ● Improved setup / ● Reduce friction in better bundling and welcome experience cross-sell/upsell increased through product-led ● Higher customer capabilities sales and product- engagement and led growth ● Quicker sales delivery of value cycles through throughout the ● Rapid and frequent product-led sales relationship introduction of new and product-led capabilities to drive growth ACV higher © 2025 FiscalNote 17

Accelerating the Pace of Product Innovation

New Features & Enhancements

Continuous stream of releases that improve user experience and expand platform value.

Intelligent Alerts & Dashboard Customization




Sam's Dashboard

Increased Product & Engineering Productivity

New leadership driving efficiency via restructured sprint mechanisms and tracking key velocity metrics.

Global Tariff Tracker



Microproducts



15+ major new product features and numerous additional enhancements launched in Q1.

Driving growth through consistent, high-velocity product innovation paired with disciplined, high-impact, go-to-market execution.

© 2025 FiscalNote FiscalNote 18

Accelerating the Pace of Product Innovation: Tariff Tracker in PolicyNote

From Vision to Pipeline in Weeks

President Trump announces sweeping tariffs on April 2nd

↓

Organizations need to assess and respond to implications for global trade

↓

Tariff tracker launches in PolicyNote on April 16th

↓

$1 million in pipeline generated on day of launch

Global Tariff Tracker



- Understand tariff implementation, enforcement, and compliance obligations
- Identify threats and opportunities from trade policy changes
- Make strategic decisions with tailored analytical tools

© 2025 FiscalNote

FiscalNote 19

FY 2025 Guidance Reaffirmed FY 2025 Guidance Commentary Adjusted EBITDA Total Revenue $94M - $100M $10M - $12M Confident in Accelerating Momentum from Product-Led Growth Strategy, Ongoing Operational Discipline, and Continued Targeted Investments in Future Organic Growth Drivers. © 2025 FiscalNote 20

2025 and Beyond: AI as an Accelerant

Trust & Accuracy

- Already a leading provider of AI-powered, sector-specific information and analytics
- Invested the last 11 years to create a deep reservoir of technical expertise, proprietary data, and purpose-built AI tools
- AI tools that run against proprietary data sets, ensuring results are verified, up-to-date, and accurate

Why LLMs Can't Replace FiscalNote

- Comprehensive data sets are difficult to obtain
- Subject matter expertise that enhances and improves FiscalNote's prompt engineering
- Purpose-built AI tools ensure accuracy
- Going beyond information discovery to include workflow, reporting, and stakeholder management

New AI Capabilities as Accelerants

- Leveraging LLMs on the backend — as they improve, our results improve
- AI-powered search, alerting, and setup make delivery of information and insights more powerful and efficient
- Increased capabilities in generative and agentic AI will power greater automation of workflows — which in turn drive more opportunities for growth and market expansion

© 2025 FiscalNote
FiscalNote 21

Q1 2025 Financial Snapshot Financial Highlights Commentary Q1 Adjusted 3 1 Cash Q1 Revenue ARR 2 EBITDA $46.9M $27.5M $87.7M $2.8M Exceeding Exceeding Expectations Expectations (1) “Annual Recurring Revenue” is a key performance indicators (KPI). See “Key Performance Indicators” for the definitions and important disclosures related to these measures. (2) Non-GAAP measure. Please see Non-GAAP Financial Measures for definitions and important disclosures regarding these financial measures, including reconciliations to the most directly comparable GAAP measure. (3) As of March 31, 2025 and inclusive of short-term investments. © 2025 FiscalNote 22

SECTION III: Key Takeaways © 2025 FiscalNote fiscalnote.com 23

Key Takeaways Continue to Implement Strategic Shift to Product-Led Growth and Drive Improvements 1 to Key Performance Metrics Continue to Exercise Operational Discipline and Drive Margin Expansion 2 Through Operating Leverage Continue to Optimize Costs and Rationalize Portfolio and Drive Sustainable 3 Profitability and Durable FCF Continue to De-lever Balance Sheet and Drive Strengthening of the Capital 4 Structure to Fund Future Growth Reaffirmed 2025 Guidance; Poised for H2 ARR Growth 5 © 2025 FiscalNote 24

SECTION IV: Appendix © 2025 FiscalNote fiscalnote.com 25

Most Recent Reported Financials: 1Q25 (1) Non-GAAP measure. Please see Non-GAAP Financial Measures for definitions and important disclosures regarding these financial measures, including reconciliations to the most directly comparable GAAP measure. (2) As of March 31, 2025 and inclusive of short-term investments. (3) “Annual Recurring Revenue,” and “Net Retention Revenue” are key performance indicators (KPIs). See “Key Performance Indicators” for the definitions and important disclosures related to these measures. © 2025 FiscalNote 26

Historical Financials: Trailing Twelve Months 1 TTM AEBITDA ($000) (1) Non-GAAP measure. Please see Non-GAAP Financial Measures for definitions and important disclosures regarding these financial measures; also refer to “Appendix” for reconciliations to the most directly comparable GAAP measure. © 2025 FiscalNote 27

Historical Financials: Trailing Twelve Months 1,2 TTM Free Cash Flow ($000) 1. Free Cash Flow is calculated as Cash Flow From Operating Activities minus Capex. 2. Non-GAAP measure; refer to “Non-GAAP Financial Measures” for definitions and important disclosures regarding these financial measures; also refer to “Appendix” for reconciliations to the most directly comparable GAAP measure © 2025 FiscalNote

Historical Financials: 4Q23 – 1Q25 Senior Term Loan Cash Interest Expense ($000) ($000) © 2025 FiscalNote

Financial Forecast: 2025

FULL YEAR	
($ in millions)	**REAFFIRMED Forecast[1]** (As of 05/12/2025)
Total Revenues	**$94 to $100**
Adjusted EBITDA[3]	**$10 to $12**

SECOND QUARTER	
($ in millions)	**INITIAL Forecast** (As of 05/12/2025)
Total Revenues	**$22 to $24**
Adjusted EBITDA[3]	**~$2**

Key Considerations Informing 2025 Forecast

- incremental cost savings related to ongoing operating discipline initiatives;
- further reduction in debt service costs;
- pacing of the migration to PolicyNote and the anticipated sales and customer retention benefits expected to accrue from this new consolidated customer interface;
- current market volatility, in particular in the private sector, where macroeconomic unpredictability is likely to impact corporate buying decisions and timelines over the course of the year; and
- potential impact in the public sector due to significant changes in the federal government.

1. Includes the contribution in the first quarter of 2025 of approximately $4.0 million of revenues and approximately $1.0 million of adjusted EBITDA related to Oxford Analytica and Dragonfly Intelligence, two businesses divested on March 31, 2025.
2. Non-GAAP measure; refer to "Non-GAAP Financial Measures" for definitions and important disclosures regarding these financial measures; also refer to "Appendix" for reconciliations to the most directly comparable GAAP measure.
3. Because of the variability of items impacting net income and unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure.

© 2025 FiscalNote

FiscalNote 30

Non-GAAP Financial Measures Non-GAAP Financial Measures In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures. Adjusted Gross Profit and Adjusted Gross Profit Margin We define Adjusted Gross Profit as Total Revenue minus cost of revenues, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Total Revenue. We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets and deferred revenue, which are non-cash impacts that may fluctuate for reasons unrelated to overall operating performance. Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Total Revenue. We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net loss, net loss before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non- GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP. Free Cash Flow Free Cash Flow is a non-GAAP financial measure. We define Free Cash Flow as Cash Flow From Operating Activities minus Capital Expenditures (CAPEX). The Company believes that Free Cash Flow is useful to investors as it provides a measure to compare cash flow from operating activities on a consistent basis. This measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. © 2025 FiscalNote 31

Q1 2025: Reconciliation to Non-GAAP Measures Adjusted Gross Profit and Adjusted Gross Profit Margin Three Months Ended March 31, ($ in thousands) 2025 2024 Total revenues $ 27,511 $ 32,112 Costs of revenue, including amortization of capitalized software (6,984) (7,244) development costs and acquired developed technology Gross Profit $ 20,527 $ 24,868 Gross Profit Margin 75% 77% Gross Profit 20,527 24,868 Amortization of intangible assets 3,532 2,428 Adjusted Gross Profit $ 24,059 $ 27,296 Adjusted Gross Profit Margin 87% 85% © 2025 FiscalNote 32

Q1 2025: Reconciliation to Non-GAAP Measures

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

	Three Months Ended March 31,	
($ in thousands)	**2025**	**2024**
Net loss	$ (4,250)	$ (50,599)
Income tax (benefit) / provision	(39)	1,426
Depreciation and amortization	6,118	5,417
Interest expense, net	5,127	7,362
EBITDA	**6,956**	**64,804**
Gain on sale of businesses (a)	(15,743)	(71,599)
Stock-based compensation	3,375	6,175
Change in fair value of financial instruments (b)	(671)	527
Other non-cash charges (c)	2,139	45
Acquisition and disposal related costs (d)	4,974	704
Employee severance costs (e)	1,344	107
Non-capitalizable debt costs	407	254
Costs incurred related to the Special Committee (f)	--	200
Adjusted EBITDA	**$ 2,781**	**$ 1,217**
Adjusted EBITDA Margin	*10.1%*	*3.8%*

FOOTNOTES:

a) Reflects the gain on disposal of Dragonfly and Oxford Analytica on March 31, 2025 and the gain on sale of Board.org on March 11, 2024 and the sale of Aicel on October 31, 2024.

a) Reflects the non-cash impact from the mark to market adjustments on our financial instruments.

b) Reflects the non-cash impact of the following: (i) charge of $40 in the first quarter of 2025 related to the unrealized loss on investments; (ii) charge of $315 for fees satisfied with Common Stock of the Company; (iii) charge of $1,784 from the loss on debt extinguishment; (iv) charge of $49 in the first quarter of 2024 related to the unrealized loss on investments; and (v) gain of $4 in the first quarter of 2024 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021, 2022, and 2023 Acquisitions.

c) Reflects the costs incurred related to the sale of Oxford Analytica and Dragonfly in Q1 2025 and Board.org in Q1 2024, principally consisting of transaction advisory, accounting, tax, and legal fees.

d) Severance costs associated with workforce changes related to business realignment actions.

e) Reflects costs incurred related to the Special Committee.

© 2025 FiscalNote

FiscalNote 33

Reconciliation to Non-GAAP Measures Free Cash Flow 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 ($ in thousands) Operating Cash Flow $ (39,151) $ (15,126) $ (12,826) $ (7,380) $ (11,734) $ (3,554) $ 2,741 $ (3,729) $ (2,961) $ (1,349) $ 3,286 - Capital Expenditures (2,818) (2,508) (1,869) (2,217) (1,871) (1,981) (1,692) (2,741) (2,442) (2,009) (1,982) Free Cash Flow $ (41,969) $ (17,634) $ (14,695) $ (9,597) $ (13,605) $ (5,535) $ 1,049 $ (6,470) $ (5,403) $ (3,358) $ 1,304 © 2025 FiscalNote 34

Reconciliation to Non-GAAP Measures

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

($ in thousands)	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25
Net income (loss)	$ (109,002)	$ (42,544)	$ (19,273)	$ (30,973)	$ (14,467)	$ (50,748)	$ 50,599	$ (12,764)	$ (14,935)	$ (13,383)	$ (4,250)
Income tax (benefit) / provision	(2,286)	(418)	30	213	(62)	42	1,426	324	(621)	(593)	(39)
Depreciation and amortization	5,743	5,409	5,747	6,297	8,030	8,644	5,417	5,226	4,962	4,264	6,118
Interest expense, net	42,894	6,069	6,681	7,154	8,018	8,087	7,362	5,320	5,585	5,322	5,127
EBITDA	**(62,651)**	**(31,484)**	**(6,815)**	**(17,309)**	**1,519**	**(33,975)**	**64,804**	**(1,894)**	**(5,009)**	**(4,390)**	**6,956**
Gain on sale of business	--	--	--	--	--	--	(71,599)	--	--	(418)	(15,743)
Stock-based compensation	30,043	7,179	6,506	5,482	6,224	8,845	6,175	3,529	4,181	4,064	3,375
Change in fair value of financial instruments	(21,910	5,778	(14,680)	2,987	(7,157)	2,867	527	(854)	3,501	3,234	(671)
Other non-cash charges	(948)	217	5,873	58	(704)	24,295	45	31	17	7	2,139
Acquisition and disposal related costs	431	178	1,222	157	12	--	704	394	40	461	4,974
Employee severance costs	149	426	369	381	560	729	107	91	437	--	1,344
Non-capitalizable debt costs	--	--	206	110	--	226	254	224	49	150	407
Deferred revenue adjustment	123	43	--	--	--	--	--	--	--	--	--
Loss contingency	--	11,700	--	3,474	--	--	--	--	--	--	--
Loss on debt extinguishment, net	45,250	--	--	--	--	--	--	--	--	--	--
Costs incurred related to the Business Combination with DSAC	1,791	743	184	150	81	--	--	--	--	--	--
Note-related legal fees and other infrequent costs	286	2	168	248	201	--	--	--	--	--	--
Costs incurred related to the Special Committee	--	--	--	--	--	--	200	253	229	237	--
Adjusted EBITDA	**$ (7,436)**	**$ (5,218)**	**$ (6,967)**	**$ (4,262)**	**$ 736**	**$ 2,987**	**$ 1,217**	**$ 1,774**	**$ 3,445**	**$ 3,345**	**$ 2,781**
Adjusted EBITDA Margin	*(26)%*	*(17)%*	*(22)%*	*(13)%*	*2%*	*9%*	*4%*	*6%*	*12%*	*11%*	*10%*

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Glossary Artificial intelligence (“AI”) refers to the simulation of human intelligence in machines that are programmed to think like humans and AI mimic their actions. Annual Recurring Revenue (“ARR”) is the value of the contracted recurring revenue components of term subscriptions normalized to a ARR one-year period. Net Revenue Retention (“NRR”) is calculated as ARR at the end of the period minus ARR contracted from new clients for which there is NRR no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at a parent account level. Customers from acquisitions are not included in NRR until they have been part of our consolidated results for 12 months. Individual buyers within a parent organization. Customers Referring to period consisting of the previous, or last, twelve (12) months. LTM Machine learning (“ML”) is a branch of artificial intelligence and computer science which focuses on the use of data and algorithms to ML imitate the way that humans learn, gradually improving its accuracy. Year to date (“YTD”) refers to the period of time beginning the first day of the current calendar year or fiscal year up to the current date. YTD © 2025 FiscalNote 36

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